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                                                                Exhibit 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Hunt Corporation Savings Plan Forms S-8 Registration Statements (Registration Nos. 33-6359 and 33-57103) of our report dated June 18, 1998 on our audits of the financial statements of the Hunt Corporation Savings Plan as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995 which report is included in this Form 10-K/A which is Amendment No. 1 to Hunt Corporation's 1997 Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.




2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 29, 1998